As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Blonder Tongue Laboratories, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1611421
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Jake Brown Road

Old Bridge, New Jersey 08857

(732) 679-4000
(Address, Including ZIP code, and

Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Eric Skolnik

Senior Vice President and Chief Financial Officer

One Jake Brown Road

Old Bridge, New Jersey 08857

(732) 679-4000

(Name, Address, Including ZIP Code, and Telephone Number, Including

Area Code, of Agent For Service)

Copies to:

Gary P. Scharmett, Esq.

Stradley Ronon Stevens & Young, LLP

2005 Market Street, Suite 2600
Philadelphia, PA 19103-7018
Telephone: (215) 564-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.001	2,752,323	(2)	$1.47	(3)	$4,045,914.81	(3)	$441.41
Total	2,752,323		—		$4,045,914.81		$441.41

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities as may become issuable in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of the securities registered.
(2)	Consists of shares of Common Stock issuable upon the conversion of the subordinated convertible debt issued in the transactions described herein.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Company’s Common Stock on January 29, 2021, as reported on the NYSE American.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling securityholders named in this prospectus are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 4, 2021

PROSPECTUS

Blonder Tongue Laboratories, Inc.

2,752,323 Shares
Common Stock

The selling securityholders named in this prospectus may use this prospectus to offer and resell from time to time up to 2,752,323 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”) issuable by us upon conversion of subordinated convertible debt we have issued to certain accredited investors pursuant to a Senior Subordinated Convertible Loan and Security Agreement dated as of April 8, 2020 (as amended by the First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, the Second Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder and the Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, the “LSA”).

The subordinated convertible debt was issued to the investors in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. We are registering the offer and resale of the Shares to satisfy certain of our obligations under the LSA.

We will not receive any of the proceeds from the sale of the Shares by the selling securityholders.

You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

The selling securityholders, or their permitted pledgees, assignees or other successors-in-interest, may offer or resell the Shares from time to time through public transactions on the NYSE American or any other stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions, at fixed or negotiated prices. The selling securityholders may also sell the shares of Common Stock securities under Rule 144 under the Securities Act or any other available exemption from registration under the Securities Act rather than under this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to the sale of shares of Common Stock offered hereby, and all selling and other expenses incurred by them in connection with such sales. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby. For additional information on the methods of sale that may be used by the selling securityholders, see “Plan of Distribution” beginning on page 14 of this prospectus.

Our Common Stock is listed on the NYSE American under the symbol “BDR.” On February 3, 2021 the last reported sale price of our Common Stock on the NYSE American was $1.58 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”), that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in any of our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act using a “shelf” registration process. The selling securityholders named in this prospectus may resell, from time to time, in one or more offerings, the shares of Common Stock offered by this prospectus. Information about the selling securityholders may change over time. When the selling securityholders sell shares of Common Stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling securityholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling securityholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of Common Stock are to be made in any jurisdiction in which such an offer or sale is not permitted.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus and any prospectus supplement to “Blonder Tongue,” the “Company,” “we,” “us,” “our,” or similar references refer to Blonder Tongue Laboratories, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2019 in the sections entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors," and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as such information may be amended or supplemented by information contained in our subsequently-filed Current Reports on Form 8-K. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstance are forward-looking statements. Readers also should carefully review the risk factors we describe in other documents we file from time to time with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus or the applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as may be updated by our subsequently-filed Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference.”

Blonder Tongue Laboratories, Inc.

Blonder Tongue was incorporated in November 1988, under the laws of Delaware as GPS Acquisition Corp. for the purpose of acquiring the business of Blonder-Tongue Laboratories, Inc., a New Jersey corporation, which was founded in 1950 by Ben H. Tongue and Isaac S. Blonder to design, manufacture and supply a line of electronics and systems equipment principally for the private cable industry. Following the acquisition, we changed our name to Blonder Tongue Laboratories, Inc. Blonder Tongue completed the initial public offering of its shares of Common Stock in December 1995.

Today, Blonder Tongue is a technology-development and manufacturing company that delivers a wide range of products and services to the telecommunications, cable entertainment and media industry. For 70 years, Blonder Tongue/Drake products have been deployed in a long list of locations, including lodging/hospitality, multi-dwelling units/apartments, broadcast studios/networks, universities/schools, healthcare/hospitals, fitness centers, government facilities/offices, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and small-medium businesses. These applications are variously described as commercial, institutional and/or enterprise environments and will be referred to herein collectively as “CIE”. The customers we serve include business entities installing private video and data networks in these environments, whether they are the largest cable television operators, telco or satellite providers, integrators, architects, engineers or the next generation of Internet Protocol Television (“IPTV”) streaming video providers. The technology requirements of these markets change rapidly, and our research and development team is continually delivering high performance, lower cost solutions to meet customers’ needs.

Our strategy is focused on providing a wide range of products to meet the needs of the CIE environments described above, including lodging/hospitality, multi-dwelling units/apartments, broadcast studios/networks, universities/schools, healthcare/hospitals, fitness centers, government facilities/offices, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and small-medium businesses, and to provide offerings that are optimized for an operator’s existing infrastructure, as well as the operator’s future strategy. A key component of this growth strategy is to provide products that deliver the latest technologies (such as IPTV and digital 4K, UHD, HD and SD video content) and have a high performance-to-cost ratio.

In 2019, Blonder Tongue initiated a consumer premise equipment (“CPE”) sales initiative. The CPE products comprise primarily Android-based IPTV set top boxes sold to the Tier 2 and Tier 3 cable and telecommunications service providers. This strategic initiative is designed to secure an in-home position with our product offerings, more intimate, direct relationships with a wide range of service providers, and increased sales of our CIE products by our Premier Distributors to those same service providers. In its first year, the CPE product initiative achieved sales to over 45 different telco, municipal fiber, and cable operators and accounted for approximately 20% of Blonder Tongue’s 2019 revenues. Sales of CPE products were $1,379,000 and $1,498,000 in the third three months of 2020 and 2019 and $3,051,000 and $2,691,000 in the first nine months of 2020 and 2019, respectively.

We have seen a continuing shift in product mix from analog products to digital products and expects this shift to continue. Accordingly, any substantial decrease in sales of analog products without a related increase in digital products or other products could have a material adverse effect on Blonder Tongue’s results of operations, financial condition and cash flows. Sales of digital video headend products were $801,000 and $1,292,000 and sales of analog video headend products were $323,000 and $366,000 in third three months of 2020 and 2019, respectively. Sales of digital video headend products were $2,603,000 and $5,482,000 and sales of analog video headend products were $838,000 and $1,249,000 in the first nine months of 2020 and 2019, respectively.

Like many businesses throughout the United States and the world, we have been adversely affected by the COVID-19 outbreak. Because there are daily developments regarding the outbreak, we are continually assessing the current and anticipated future effects on our business, including how these developments are impacting or may impact our customers, employees and business partners. In our core CIE business, we have experienced a noticeable decline in sales, as many of our customers have significantly reduced their business operations. In our CPE business we have experienced a more substantial reduction in anticipated sales, again as a result of our customers’ significant decrease in their business activities. With uncertainties surrounding the extent to which the COVID-19 outbreak will affect the economy generally, and our customers and business partners in particular, it is impossible for us to predict when conditions will improve to the point that we may reasonably forecast when our sales might return to historical levels. However, we are currently taking steps to significantly reduce our expenses, including adjustments in our staffing (in the form of furloughs as well as some permanent headcount reductions) and reductions in manufacturing activities, which we believe will improve our ability to continue our operations at current levels and meet our obligations to our customers.

Our manufacturing is allocated primarily between our facility in Old Bridge, New Jersey (“Old Bridge Facility”) and key contract manufacturing located in the People’s Republic of China (“PRC”), South Korea and Taiwan. Blonder Tongue currently manufactures most of its digital products, including the NXG product line and latest encoder, transcoder and EdgeQAM collections, at the Old Bridge Facility. Since 2007 we have transitioned and continues to manufacture certain high volume, labor intensive products, including many of our analog and other products, in the PRC, pursuant to manufacturing agreements that govern the production of products that may from time to time be the subject of purchase orders submitted by (and in the discretion of) Blonder Tongue. Although we do not currently anticipate the transfer of any additional products to the PRC or other countries for manufacture, we may do so if business and market conditions make it advantageous to do so. Manufacturing products both domestically at our Old Bridge Facility as well as off shore in the PRC, South Korea and Taiwan, enables Blonder Tongue to realize cost reductions while maintaining a competitive position and time-to-market advantage.

We may, from time to time, provide manufacturing, research and development and product support services for other companies’ products. In 2015, Blonder Tongue entered into an agreement with VBrick Systems, Inc. (“VBrick”) to provide procurement, manufacturing, warehousing and fulfillment support to VBrick for a line of high-end encoder products and sub-assemblies. Sales to VBrick of encoder products were approximately $28,000 and $319,000 in the third three months of 2020 and 2019 and $101,000 and $393,000 in the first nine months of 2020 and 2019, respectively. Sales to VBrick for sub-assemblies were not material in the three months and nine months ended September 30, 2020 or 2019, respectively.

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000. Our Internet address is www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

Summary of the Offering

Common Stock Offered by the Selling Securityholders	Up to 2,752,323 shares of Common Stock issuable by us upon conversion of subordinated convertible debt we have issued pursuant to the LSA, including PIK Interest Shares (as described below).

Selling Securityholders	All of the shares of Common Stock are being offered by the selling securityholders named herein. See “Selling Securityholders” on page 6 of this prospectus for more information on the selling securityholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering.

PIK Interest Shares	The terms of the subordinated convertible debt allow us to choose between paying interest on the debt in cash or as pay-in-kind interest, whereby interest is payable by the automatic increase of the principal amount of the subordinated convertible debt outstanding on each monthly interest payment date by the amount of the accrued interest payable at that time (“PIK Interest”). If we choose to make all interest payments on the subordinated convertible debt outstanding as PIK Interest over the term of the debt, the number of shares of Common Stock issuable upon conversion of the subordinated convertible debt will increase over time. As a result, the number of shares being registered for resale by the selling securityholders pursuant to this prospectus includes an additional 631,714 shares (the “PIK Interest Shares”), representing the maximum number of shares of Common Stock we would be obligated to issue upon conversion of the PIK Interest amounts, assuming that we make all payments of interest due as PIK Interest.

Registration Rights	Under the Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (the “LSA Third Amendment”), we have agreed to file this registration statement to register the resale by the selling securityholders of the Shares. We have agreed to use our best efforts to cause this registration statement to become effective under the Securities Act. In addition, we have agreed that we will use our best efforts to maintain the effectiveness of the registration statement until the earlier of (i) the selling securityholders have sold all of the Shares or (ii) such shares may be resold by the selling securityholders pursuant to Rule 144 under the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restrictions.

Plan of Distribution

The selling securityholders named in this prospectus, or their permitted pledgees, assignees or other successors-in-interest, may offer or resell the Shares from time to time through public transactions on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions, at fixed or negotiated prices. The selling securityholders may also sell the Shares under Rule 144 under the Securities Act or any other available exemption from registration under the Securities Act rather than under this prospectus.

See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the selling securityholders.

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those risk factors contained in the reports we file with the SEC, that are incorporated or deemed to be incorporated by reference in this prospectus, to read about other risk factors you should consider before making a decision to invest in the Common Stock.

NYSE American Symbol	“BDR”

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as may be updated by our subsequently-filed Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline, and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus and any prospectus supplement.

USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the accounts of the selling securityholders, and we will not receive any proceeds from the sale of these shares of Common Stock.

SELLING SECURITYHOLDERS

Subordinated Convertible Debt Issuances

On April 8, 2020 we entered into the original Senior Subordinated Convertible Loan and Security Agreement (the “Original Agreement”) with certain investors (the “Tranche A Parties”). Pursuant to the Original Agreement, the Tranche A Parties agreed to provide us with a commitment for a $800,000 term loan facility, all of which has been advanced to us (the "Tranche A Loans"). Subject to the further agreement between us and the Tranche A Parties, the Original Agreement provides us with the ability to obtain up to an additional $700,000 of loans from investors, aggregating a maximum amount of $1,500,000.

Interest on the loans provided by the Tranche A Parties under the Original Agreement accrues at 12% per annum and is payable monthly in-kind by the automatic increase of the principal amount of the loans on each monthly interest payment date by the amount of the accrued interest payable at that time (“PIK Interest”). At our option, we may pay interest in cash on any interest payment date in lieu of the PIK Interest. The terms of the Original Agreement provide the Tranche A Parties the option of converting the accreted principal balance for the Tranche A loans attributable to each of them into shares of our Common Stock at a conversion price of $0.593. As of January 31, 2021, $800,000 of the Tranche A Loans remains outstanding, an aggregate of $71,985 has been accrued as PIK Interest on these loans (increasing the aggregate principal amount outstanding and attributable to the Tranche A Parties to $871,985), and the Tranche A Parties may convert the aggregate amount outstanding into 1,470,465 shares of our Common Stock.

The Tranche A Parties are either our directors or executive officers or affiliates of such persons. Steven L. Shea (the beneficiary of MidAtlantic IRA, LLC FBO Steven L. Shea IRA) currently serves as our Chairman of the Board. Robert Pallé, Anthony Bruno and Stephen K. Necessary currently serve on our Board of Directors, and, in addition, Mr. Pallé served as our President from May 2003 until May 2019 and as our Chief Executive Officer from May, 2015 until December 31, 2019. Edward R. Grauch currently serves as our President and Chief Executive Officer. The Original Agreement and transactions contemplated thereby were approved by the members of our Board of Directors who were not parties to, and had no personal interest in, the Original Agreement and related transactions.

On April 24, 2020 we entered into the First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (the “LSA First Amendment”) with the Tranche A Parties and certain other investors (the “Tranche B Parties”). Pursuant to the LSA First Amendment, the Tranche B Parties agreed to provide us with a commitment for a $200,000 term loan facility, all of which has been advanced to the Company (the “Tranche B Loans”). As is the case with the Tranche A Loans, interest on the Tranche B Loans accrues at 12% per annum and is payable monthly in-kind by the automatic increase of the principal amount of the loans on each monthly interest payment date by the amount of the accrued interest payable at that time. We also have the option to pay any interest due on the Tranche B Loans in cash on any interest payment date in lieu of PIK Interest. The Tranche B Parties also have the option of converting the accreted principal balance of the Tranche B Loans attributable to each of them into shares of our Common Stock at a conversion price of $0.55. As of January 31, 2021, $25,000 of the Tranche B Loans remains outstanding, an aggregate of $2,362 has been accrued as PIK Interest on the outstanding amount (increasing the aggregate principal amount of the Tranche B Loans outstanding to $27,362), and the Tranche B Parties may convert the aggregate amount outstanding into 49,749 shares of our Common Stock. On or about October 29, 2020, $175,000 of the original principal amount of the Tranche B Loans (plus interest accrued thereon as of the date of conversion) were converted into shares of our Common Stock.

One of the Tranche B Parties, Ronald V. Alterio, serves as our Senior Vice President-Engineering, Chief Technology Officer). Another of the Tranche B Parties, Porter Partners, L.P., has provided additional loans to us pursuant to the Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, as described below, and has previously purchased from us shares of Common Stock and certain warrants to purchase shares of Common Stock in a private placement transaction.

On January 28, 2021, we entered into the Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (the “LSA Third Amendment”) with the Tranche A Parties, the Tranche B Parties (that had not converted the loans attributable to each of them into shares of our Common Stock) and certain other investors (the “Tranche C Parties”). Pursuant to the LSA Third Amendment, the parties agreed to increase the aggregate loan limit from $1,500,000 to $1,600,000 and the Tranche C Parties agreed to provide the Company with a commitment for a $600,000 term loan facility, all of which was advanced to the Company on January 29, 2021 (the “Tranche C Loans”).

As is the case with the Tranche A Loans and Tranche B Loans, interest on the Tranche C Loans accrues at 12% per annum and is payable monthly in-kind by the automatic increase of the principal amount of the loans on each monthly interest payment date by the amount of the accrued interest payable at that time. We also have the option to pay any interest due on the Tranche C Loans in cash on any interest payment date in lieu of PIK Interest. The Tranche C Parties also have the option of converting the accreted principal balance of the Tranche C Loans attributable to each of them into shares of our Common Stock at a conversion price of $1.00.

One of the Tranche C Parties, Cavalry Fund I, LP has previously purchased from us shares of Common Stock and certain warrants to purchase shares of Common Stock in a private placement transaction. As noted above, Porter Partners, L.P. has provided loans to us pursuant to the First Amendment as a Tranche B Party and the Third Amendment as a Tranche C Party, and has previously purchased from us shares of Common Stock and certain warrants to purchase shares of Common Stock in a private placement transaction.

The LSA Third Amendment requires that we register the resale of the Shares under the Securities Act. The LSA Third Amendment obligates us, at our expense, to file a registration statement with the SEC on Form S-3 to register the resale of the Shares by the selling stockholders on or before February 5, 2021. We are required to use our best efforts to cause the registration statement to be declared effective by the SEC as promptly as possible after its filing. In addition, we are obligated to use our efforts to keep the registration statement continuously effective until the date that all registrable securities covered by the registration statement (i) have been sold thereunder or pursuant to Rule 144 under the Securities Act or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement of Rule 144.

Pursuant to the LSA Third Amendment, we are registering the Shares in order to permit the selling securityholders to offer such shares for resale from time to time pursuant to this prospectus. The selling securityholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Because the terms of the loans provided by the Tranche A Parties, Tranche B Parties and Tranche C Parties include the PIK Interest provision, whereby interest is payable monthly in-kind by the automatic increase of the principal amount of the loans on each monthly interest payment date by the amount of the accrued interest payable at that time, the number of shares of Common Stock issuable to the Tranche A Parties, Tranche B Parties and Tranche C Parties upon conversion of the loans attributable to each of them will increase over time to the extent we do not exercise our option of paying any interest due on such loans in cash in lieu of PIK Interest. As a result, the number of shares being registered for resale by the selling securityholders pursuant to this prospectus includes an additional 631,714 shares, representing the maximum number of shares of Common Stock we would be obligated to issue upon conversion of the PIK Interest amounts, assuming that we make all payments of interest due as PIK Interest. The term “Shares,” therefore, also includes those additional 631,714 shares.

The LSA Third Amendment also obligates us to call a special meeting of our stockholders to seek stockholder approval of the issuance of shares of the shares of our Common Stock in connection with conversions of loans made by the Tranche C Parties so that we may comply with the requirements of Section 713(a) of the NYSE American Company Guide (the “Stockholder Approval”). Until Stockholder Approval has been obtained, the Tranche C Parties are prohibited from converting any of their loans into shares of our Common Stock.

In connection with the investment by the Tranche B Parties, we agreed to issue to an affiliate of the placement agent a fully-vested warrant to purchase up to 22,273 shares of our Common Stock, exercisable at an exercise price of $0.55 per share during a term of five years from April 24, 2020. In connection with the investment by the Tranche C Parties, we also agreed to issue to an affiliate of the placement agent a fully-vested warrant to purchase up to 42,000 shares of our Common Stock, exercisable, following the Stockholder Approval discussed above, at an exercise price of $1.00 per share during a term of five years from January 29, 2021.

The maters summarized above are further described in our Current Reports on Form 8-K filed with the SEC on April 9, 2020, April 27, 2020, December 16, 2020 and February 1, 2021. We urge you to review those filings for additional information.

Information About Selling Securityholder Offering

The shares of Common Stock being offered by each selling securityholder pursuant to this prospectus are those issuable upon conversion of the Tranche A Loans, Tranche B Loans and/or Tranche C Loans attributable to such selling securityholder. For additional information regarding the Tranche A Loans, Tranche B Loans and Tranche C Loans see “—Subordinated Convertible Debt Issuances” above. We are registering the shares of Common Stock in order to permit the selling securityholders to offer the shares for resale from time to time.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling securityholders. The information in the table is based on information provided by the selling securityholders to us and our review of company records and available SEC filings.

The second column lists the number of shares of Common Stock beneficially owned by each selling securityholder, based on such selling securityholder’s ownership of the shares of Common Stock, subordinated convertible debt represented by the Tranche A Loans, Tranche B Loans and Tranche C Loans, certain warrants exercisable for shares of Common Stock and certain options exercisable for shares of Common Stock, as of January 31, 2021, assuming (i) full conversion of the Tranche A Loans, Tranche B Loans and Tranche C Loans attributable to the selling securityholders on that date, without regard to any limitations on conversion, (ii) exercise of certain warrants held by the selling securityholders on that date, without regard to any limitations on exercises and (iii) exercises of certain options held by the selling securityholders on that date that are exercisable within 60 days of January 31, 2021.

The third column lists the shares of Common Stock being offered by this prospectus by the selling securityholders. Such shares consist of the of shares of Common Stock issuable upon full conversion of the Tranche A Loans, Tranche B Loans and Tranche C Loans attributable to such selling securityholder, without regard to any limitations on conversion, and assumes that we make all payments of interest due on the Tranche A Loans, Tranche B Loans and Tranche C Loans as PIK Interest.

The fourth column lists the number of shares owned by each selling securityholder after the offering and the fifth column indicates the percentage of our Common Stock beneficially owned by each selling securityholder after the offering. The number of shares and percent beneficially owned assumes (i) full conversion of the Tranche A Loans, Tranche B Loans and Tranche C Loans attributable to such selling securityholder, without regard to any limitations on conversion, (ii) the sale of all of the Shares offered by the selling securityholders pursuant to this prospectus and (iii) no sales by such selling securityholder of shares of Common Stock held by the selling securityholder other than the shares of Common Stock issuable upon full conversion of the Tranche A Loans, Tranche B Loans and Tranche C Loans attributable to such selling securityholder and offered by the selling securityholder pursuant to this prospectus.

The LSA Third Amendment includes a beneficial ownership blocker provision that prohibits us from effecting any conversion of the Tranche C Loans attributable to any Tranche C Party, and prohibits a Tranche C Party from converting all or any portion of the Tranche C Loan attributable to such Tranche C Party, to the extent that after giving effect to any conversion the Tranche C Lender (together with its affiliates and any persons acting as a group together with the Tranche C Lender or any of its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of the shares of our Common Stock issuable upon conversion of the Tranche C Term Loan by such Tranche C Lender. The ownership information presented in the table does not reflect any beneficial ownership limitations associated with the shares being registered for resale.

The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder(1)	Number of shares of Common Stock Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percent Beneficially Owned After Offering
Ronald V. Alterio	198,731	(2)	64,569	134,162	1.15%
Anthony J. Bruno	463,492	(3)	120,641	342,851	2.93%
Cavalry Fund LP(4)	1,889,691	(5)	519,499	1,370,192	4.99%
Livewire Ventures, LLC(6)	898,465	(7)	460,815	437,650	3.70%
MidAtlantic IRA, LLC FBO Steven L. Shea IRA(8)	1,229,672	(9)	482,563	747,109	6.39%
Stephen K. Necessary	245,927	(10)	120,641	125,286	1.08%
Carol M. Pallé and Robert J. Pallé(11)	4,164,928	(12)	723,846	3,441,082	27.93%
Porter Partners, L.P.(13)	349,035	(14)	259,749	89,286	0.76%

*	Less than 1%.

(1)	Unless otherwise noted, the address for each selling securityholder is: c/o Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, New Jersey 08857.
(2)	Includes (i) 100,000 shares underlying options granted by us that are exercisable withing 60 days of January 31, 2021, (ii) 49,749 shares issuable upon conversion of the Tranche B loan as of January 31, 2021 and (iii) 14,820 shares issuable upon conversion of the Tranche B Loan assuming that all payments of interest due on the Tranche B Loan are made as PIK Interest.
(3)	Includes (i) 100,000 shares underlying options granted by us that are exercisable withing 60 days of January 31, 2021, (ii) 92,951 shares issuable upon conversion of the Tranche A loan as of January 31, 2021 and (iii) 27,690 shares issuable upon conversion of the Tranche A Loan assuming that all payments of interest due on the Tranche A Loan are made as PIK Interest.
(4)	Thomas Walsh has sole voting and dispositive power over the securities held for the account of this selling securityholder. The selling securityholder’s address is 82 E. Allendale Road, Ste 5B, Saddle River, New Jersey 07677.
(5)	Includes (i) 625,000 shares of common stock issuable upon exercise of certain warrants, (ii) 400,263 shares issuable upon conversion of the Tranche C loan as of January 31, 2021 and (iii) 119,236 shares issuable upon conversion of the Tranche C Loan assuming that all payments of interest due on the Tranche C Loan are made as PIK Interest. The shares being registered for resale are subject to the 4.99% beneficial ownership blocker described above.
(6)	Edward R. Grauch has sole voting and dispositive power over the securities held for the account of this selling securityholder that may be offered and sold pursuant to this prospectus.
(7)	Includes (i) 200,000 shares underlying options granted by us that are exercisable withing 60 days of January 31, 2021, (ii) 355,049 shares issuable upon conversion of the Tranche A loan as of January 31, 2021 and (iii) 105,766 shares issuable upon conversion of the Tranche A Loan assuming that all payments of interest due on the Tranche A Loan are made as PIK Interest.
(8)	Steven L. Shea has sole voting and dispositive power over the securities held for the account of this selling securityholder that may be offered and sold pursuant to this prospectus.
(9)	Includes (i) 100,000 shares underlying options granted by us that are exercisable withing 60 days of January 31, 2021, (ii) 371,806 shares issuable upon conversion of the Tranche A loan as of January 31, 2021 and (iii) 110,757 shares issuable upon conversion of the Tranche A Loan assuming that all payments of interest due on the Tranche A Loan are made as PIK Interest.
(10)

Includes (i) 38,630 shares underlying options granted by us that are exercisable withing 60 days of January 31, 2021,

(ii) 92,951 shares issuable upon conversion of the Tranche A loan as of January 31, 2021 and (iii) 27,690 shares issuable upon conversion of the Tranche A Loan assuming that all payments of interest due on the Tranche A Loan are made as PIK Interest.

(11)	Robert J. Pallé has sole voting and dispositive power over the securities held for the account of this selling securityholder that may be offered and sold pursuant to this prospectus.
(12)	Includes (i) 726,667 shares underlying options granted by us to Mr. Pallé that are exercisable withing 60 days of January 31, 2021, (ii) 2,688,344 issued and outstanding shares held jointly Carol M. Pallé and Robert J. Pallé, (iv) 26,071 issued and outstanding shares held individually by Carol M. Pallé, (v) 557,708 shares issuable upon conversion of the Tranche A loan as of January 31, 2021 and (vi) 166,138 shares issuable upon conversion of the Tranche A Loan assuming that all payments of interest due on the Tranche A Loan are made as PIK Interest.
(13)

Jeffrey H. Porter has sole voting and dispositive power over the securities held for the account of this selling securityholder. The selling stockholder’s address is 165 North Redwood Drive, Suite 204, San Rafael, CA 94903.

(14)	Includes (i) 89,286 shares of common stock issuable upon exercise of certain warrants, (ii) 200,132 shares issuable upon conversion of the Tranche C loan as of January 31, 2021 and (iii) 59,617 shares issuable upon conversion of the Tranche C Loan assuming that all payments of interest due on the Tranche C Loan are made as PIK Interest.

DESCRIPTION OF SECURITIES

The following description summarizes the material terms of the Common Stock that may be offered and sold by the selling securityholders under this prospectus. The following description provides a summary of the terms of our Common Stock, but does not purport to be complete and is subject to and qualified by reference to our certificate of incorporation and bylaws, as amended to date, which have been filed with or incorporated by reference in the registration statement of which this prospectus is a part.

The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our Common Stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation authorizes the issuance of up to 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The rights and preferences of the preferred stock may be established from time to time by our board of directors. As of February 2, 2021, there were 11,593,105 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of Common Stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Each holder of Common Stock is entitled to one vote per share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election if they so choose. All matters are decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting at any meeting of the stockholders during which a quorum is present, except as otherwise provided in our certificate of incorporation, our bylaws or by applicable law.

Because our certificate of incorporation permits our board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights that might limit the effect of the voting rights of holders of Common Stock.

Dividend Rights; Liquidation Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In addition, we may be party to one or more agreements, such as loan agreements and credit facilities, that will contractually limit our ability to pay dividends.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our Common Stock. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our Common Stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings. We have not historically declared or paid dividends on our Common Stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our Common Stock, and other factors deemed relevant by our board of directors.

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Redemption, Preemptive Rights and Repurchase Provisions

Holders of Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption, repurchase or sinking fund provisions applicable to the Common Stock. Discretionary repurchases of our Common Stock may be subject to contractual prohibitions or limitations, including prohibitions or limitations included in loan agreements and credit facilities.

Potential Effects of Issuance of Preferred Stock

Under the terms of our certificate of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with a variety of corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

●	decreasing the amount of earnings and assets available for distribution to holders of Common Stock;

●	restricting dividends on the Common Stock;

●	diluting the voting power of the Common Stock; or

●	delaying, deferring or preventing changes in our control or management.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult:

●	acquisition of us by means of a non-negotiated tender offer or similar transaction;

●	a change of control by means of a proxy contest or otherwise; or

●	removal of our incumbent directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Provisions of Our Governing Documents. Our articles of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

●	empower our board of directors, without stockholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;

●	divide our board of directors into three classes serving staggered three-year terms;

●	restrict the ability of stockholders to remove directors;

●	prohibit action by the stockholders without a stockholder meeting;

●	eliminate cumulative voting in elections of directors;

●	require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;

●	require advance notice of nominations for the election of directors and the presentation of stockholder proposals at meetings of stockholders; and

●	allow the board of directors to increase or decrease the number of directors.

Provisions of Applicable Law – Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an "interested stockholder" unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitation of Liability and Indemnification

Section 145 of the DGCL allows us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further allows us to indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 102(b)(7) of the DGCL permits us to include in our certificate of incorporation a provision eliminating or limiting the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to Blonder Tongue or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. In addition, our certificate of incorporation and our bylaws each include provisions requiring us to indemnify directors and officers to the fullest extent permitted by the DGCL. Our certificate of incorporation and bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of ours, is or was serving at our request as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by us against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which we may make to our directors and officers pursuant to the indemnification provisions summarized above or otherwise as a matter of law.

We also have entered into indemnification agreements with our directors and officers. The indemnification agreements provide directors and officers with further indemnification to the maximum extent permitted by the DGCL.

We believe that the foregoing policies and provisions of our governing documents are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our Common Stock is listed on the NYSE American under the symbol “BDR.”

Transfer Agent

American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar for our Common Stock.

PLAN OF DISTRIBUTION

Each selling securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses we incur incident to the registration of the securities. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Blonder Tongue Laboratories, Inc. as of and for the years ended December 31, 2019 and 2018 included in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference in this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing and include, as set forth in their report thereon, (i) an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern and (ii) an explanatory paragraph describing a change in accounting principle related to the adoption of the guidance in ASC Topic 842, Leases, as amended, effective January 1, 2019, using the modified retrospective approach.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any prospectus supplement and information incorporated by reference into this prospectus or any prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 13, 2020;

●	Our Amended Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on May 12, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 15, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020;

●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2020, January 27, 2020, March 26, 2020, April 9, 2020, April 13, 2020, April 27, 2020, May 19, 2020, May 26, 2020, June 16, 2020, August 11, 2020, September 2, 2020, September 4, 2020, October 2, 2020, October 14, 2020, December 10, 2020, December 16, 2020, December 29, 2020, December 30, 2020, January 11, 2021 and February 1, 2021; and

●	The description of our Common Stock contained in our Registration Statement on Form S-1 originally filed with the SEC on October 12, 1995, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Eric Skolnik, Senior Vice President and Chief Financial Officer, Blonder Tongue Laboratories, Inc, One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000 or by visiting our website at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You may obtain a copy of the registration statement and the exhibits and schedules from the SEC at the SEC’s website or from us at our address listed above. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Blonder Tongue Laboratories, Inc.

2,752,323 Shares

Common Stock

PROSPECTUS

                      , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the registrant. All amounts are estimates except with respect to the SEC registration fee.

Amount
SEC registration fee	$442
Accounting fees and expenses	7,500
Legal fees and expenses	25,000
Transfer agent fees and expenses	1,500
Printing fees and expenses	1,000
Miscellaneous	5,000
Total	$40,442

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant’s Restated Certificate of Incorporation provides that the registrant’s directors shall not be liable to the registrant or the registrant’s stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws each also include provisions requiring the registrant to indemnify directors and officers to the fullest extent permitted by the DGCL. The Restated Certificate of Incorporation and Amended and Restated Bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant, is or was serving at the request of the registrant as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by the registrant against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

The registrant has obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to the registrant with respect to payments which may be made by the registrant to these directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The registrant has also entered into indemnification agreements with the registrant’s directors and officers. The indemnification agreements provide directors and officers with further indemnification to the maximum extent permitted by the DGCL.

Item 16. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Blonder Tongue Laboratories, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file No. 33-98070, originally filed with the SEC on October 12, 1995, as amended.

3.2	Amended and Restated Bylaws of Blonder Tongue Laboratories, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 23, 2018.

3.3	Amended and Restated Bylaws of Blonder Tongue Laboratories, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 20, 2018.

4.1	Specimen stock certificate of Blonder Tongue Laboratories, Inc. common stock, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file No. 33-98070, originally filed with the SEC on October 12, 1995, as amended.

4.2	Warrant to VFT Special Ventures, Ltd., incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, file No. 33-252088, filed with the SEC on January 14, 2021.

4.3	Senior Subordinated Convertible Loan and Security Agreement dated as of April 8, 2020 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, K, filed with the SEC on April 9, 2020.

4.4	First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, dated as of April 24, 2020 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2020.

4.5	Form of Purchaser Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020.

4.6	Form of Placement Agent Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020.

4.7	Form of Placement Agent Contingent Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020.

4.8	Second Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, dated as of December 28, 2020 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 29, 2020.

4.9	Form of Placement Agent Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 1, 2021.

4.10	Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, dated as of January 28, 2021 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 1, 2021.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP (filed herewith).

23.1	Consent of Marcum LLP (filed herewith).

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (1) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective and (2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Old Bridge, State of New Jersey, on February 4, 2021.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Edward R. Grauch
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Edward R. Grauch and Eric Skolnik, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward R. Grauch	Chief Executive Officer and President	February 4, 2021
Edward R. Grauch	(Principal Executive Officer)

/s/ Eric Skolnik	Senior Vice President and Chief Financial Officer	February 4, 2021
Eric Skolnik	(Principal Financial and Accounting Officer)

/s/ Anthony Bruno	Director	February 4, 2021
Anthony Bruno

/s/ James F. Williams	Director	February 4, 2021
James F. Williams

/s/ Charles E. Dietz	Director	February 4, 2021
Charles E. Dietz

/s/ Robert J. Pallé	Director	February 4, 2021
Robert J. Pallé

/s/ Gary P. Scharmett	Director	February 4, 2021
Gary P. Scharmett

/s/ Steven L. Shea	Director	February 4, 2021
Steven L. Shea

/s/ James H. Williams	Director	February 4, 2021
James H. Williams

/s/ Stephen K. Necessary	Director	February 4, 2021
Stephen K. Necessary

/s/ John Burke	Director	February 4, 2021
John Burke

/s/ Michael Hawkey	Director	February 4, 2021
Michael Hawkey

/s/ Rick Briggs	Director	February 4, 2021
Rick Briggs